UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) - March 18, 2016

SIFCO Industries, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-5978	34-0553950
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
970 East 64th Street, Cleveland Ohio		44103
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (216) 881-8600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchanged Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders

On March 18, 2016, the Company held its Annual Meeting of Shareholders. The following matters set forth in our definitive proxy statement on Schedule 14A dated January 29, 2016 and filed with the Securities and Exchange Commission were voted on at our annual meeting of shareholders and the results of such voting is indicated below.

1.
The eight nominees listed below were elected as directors of the Company, each to serve on the Board of Directors until the Company’s Annual Meeting in 2017, with the respective votes set forth opposite their names:

Name of Director	Votes For	Votes Withheld	Non Votes
Jeffrey P. Gotschall	3,943,157	311,434	0
John G. Chapman, Sr.	3,485,098	769,493	0
Michael S. Lipscomb	3,909,178	345,413	0
Donald C. Molten Jr.	3,486,222	768,369	0
Alayne L. Reitman	3,485,109	769,482	0
Hudson D. Smith	3,929,740	324,851	0
Mark S. Silk	3,646,931	607,660	0
Norman E. Wells, Jr.	3,486,982	767,609	0

2.	Ratify the designation of Grant Thornton LLP as the independent registered public accounting firm of the Company for fiscal 2016. Voting results on this proposal were as follows:

For	4,256,860
Against	7,648
Abstain	11,379

3.	To cast a non-binding advisory note on executive compensation (say-on-pay):

For	4,093,613
Against	20,142
Abstain	140,836

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIFCO Industries, Inc.
(Registrant)

Date: March 21, 2016
/s/ Salvatore Incanno
Salvatore Incanno
Vice President – Finance and Chief Financial Officer
(Principal Financial Officer)